CONSENT OF INDEPENDENT REGISTERED
CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 numbers 33-45716, 33-98946, 333-66315, 333-83556 and Form F-10 number 333-144800) pertaining to the 1991 Stock Option Plan for Key Employees and Stock Option Grant to Anthony F. Griffiths, the 1991 Stock Option Plan for Key Employees and Non-Employee Directors, and the 1991 Stock Option Plan for Key Employees and Non-Employee Directors, as amended, respectively, of our reports relating to the financial statements of Zarlink Semiconductor Inc. and the effectiveness of Zarlink Semiconductor Inc.'s internal control over financial reporting dated May 29, 2009, appearing in the Annual Report on Form 20-F of Zarlink Semiconductor Inc. for the year ended March 27, 2009.

Our audit also included the financial statement schedule of Zarlink Semiconductor Inc. listed in Item 18.  This schedule is the responsibility of the Company’s management.  Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                               /s/ Deloitte & Touche LLP
Ottawa, Canada,                                                                                  Independent Registered Chartered Accountants
June 1, 2009.                                                         Licensed Public Accountants